UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 29, 2009

Openwave Systems Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-16073	94-3219054
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Seaport Boulevard Redwood City, CA	94063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 480-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On October 29, 2009, Openwave Systems Inc. (the “Company”) issued a press release announcing its financial results for the fiscal quarter ended September 30, 2009. A copy of the press release is attached as Exhibit 99.1 to this report.

The information in this Item 2.02 and in Exhibit 99.1 attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and \) of the Securities Act of 1933, as amended. The information contained in this Item 2.02 and in the accompanying exhibit shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On October 29, 2009, Openwave Systems Inc. committed to a restructuring plan to consolidate the Company’s resources, primarily in development, and improve operating efficiencies (the “Restructuring Plan”). The Restructuring Plan contemplates an approximate 5% reduction in workforce, which will be partially offset by additional headcount added at the Company’s remaining corporate offices. The Company expects to incur approximately $2.3 million in restructuring and related charges associated with this restructuring plan during the six months ending March 31, 2010. Included in the restructuring and related charges are (i) approximately $1.0 million related to the closure of a leased facility (ii) approximately $0.3 million related to accelerated depreciation of tenant improvements at the site selected for closure; and (iii) approximately $1.0 million related to employee severance arrangements for certain employees impacted by the Restructuring Plan.

The Company expects to complete the activities related to the Restructuring Plan by March 31, 2010. The associated charges are expected to be recorded in the Company’s second and third quarter results for fiscal year 2010. However, this estimate may change depending on actual sublease activity over the next several months.

The estimated pre-tax restructuring charges of approximately $2.0 million represent the Company’s estimate of future cash outlays for employee termination benefits and facility exit costs. The estimated charges of $0.3 million associated with accelerated depreciation represent non-cash charges. The activities related to the Restructuring Plan are expected to result in negligible annual costs savings.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, regarding the Company’s cost reduction plans, including the anticipated costs and timing of such plans. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including problems or delays in implementing the cost reduction plans, delays in subleasing the closed site, economic conditions and other factors described in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on September 9, 2009, under the item “Risk Factors”. The Company assumes no obligation to update forward-looking statements, except as required by law.

Item 9.01	Financial Statements and Exhibits.

99.1	Press Release issued by Openwave Systems Inc. on October 29, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPENWAVE SYSTEMS INC.

By:	/s/ KAREN WILLEM
Name:	Karen Willem
Title:	Chief Financial Officer

Date: October 29, 2009

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Openwave Systems Inc. on October 29, 2009.